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Exhibit 4.10

[FORM OF BENEFICIAL OWNER ELECTION FORM]

BENEFICIAL OWNER ELECTION FORM

        The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock, par value $0.25 per share (the "Common Stock"), of Griffon Corporation (the "Company").

        This will instruct you whether to exercise rights to purchase shares of Common Stock distributed with respect to the Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Company's Prospectus dated [                ], 2008 (the "Prospectus"). By signing below, the undersigned confirms that (1) after giving effect to the exercise of its rights it will not beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, more than 14.99% of the Company's outstanding shares of Common Stock (calculated immediately upon the closing of the rights offering after giving effect to the Backstop Commitment, as described in the Prospectus) and (2), if it already beneficially owns, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, in excess of 14.99% of the Company's outstanding shares of Common Stock it will not, via the exercise of the rights, increase its proportionate interest in the Company's Common Stock (with respect to (1) or (2), any such excess shares, the "Excess Shares"). With respect to any such Excess Shares, the undersigned hereby (1) irrevocably appoints and constitutes the Company, each of its authorized officers and their designees, and each of them, with full power of substitution, as its proxy and attorney in fact with full authority to vote and act by written consent with respect to any such Excess Shares on any matter submitted to shareholders for a vote or action by written consent, in the discretion of such proxy, to the same extent it would have the power to vote or act by written consent and (2) grants the Company a right for 90 days from the closing of the rights offering to repurchase such Excess Shares at the lesser of the $8.50 per share subscription price and the closing price of the Company's Common Stock on the New York Stock Exchange on the trading day immediately prior to the date on which notice is sent to the holder of the Company's intent to exercise such right, which notice must be sent prior to the expiration of such 90 day period. The undersigned agrees to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in the previous sentence.

        Box 1. ☐ Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

        Box 2. ☐ Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

	Number of Shares to Purchase		Subscription Price		Payment
Subscription Right	(Not to exceed the Maximum Shares)	×	$8.50	=		Line 1

You are entitled to subscribe for shares of Common Stock for every right you hold (the "Maximum Shares"). To the extent you include a number greater than the Maximum Shares above, you will be deemed to have elected to purchase the Maximum Shares.
Over-Subscription Right	(Not to exceed the Maximum Over- Subscription)	×	$8.50	=		Line 2

The Over-Subscription Right allows you to subscribe for an additional amount equal to up to 20% of the Maximum Shares, subject to certain limitations, including pro-ration, as described in the Prospectus (the "Maximum Over-Subscription"). To the extent you include a number greater than the Maximum Over-Subscription above, you will be deemed to have elected to purchase the Maximum Over-Subscription.

Total Payment Required                $
(Sum of Lines 1 & 2; must equal total amounts in Box 3)

        Box 3. ☐ Payment in the following amount is enclosed $                        .

        Box 4. ☐ Please deduct payment from the following account maintained by you as follows:

Type of Account	Account Number

Amount to be deducted: $

Signature	Date

Please type or print name

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  Exhibit 4.10
[FORM OF BENEFICIAL OWNER ELECTION FORM] BENEFICIAL OWNER ELECTION FORM